Exhibit 99.1

Marten Transport Announces Fourth Quarter and Year End Results

Reports Highest Net Income in Company History on 10.6% Increase in 2013

MONDOVI, Wis., Jan. 21, 2014 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported the highest net income for any year in its history. For the year ended December 31, 2013, net income improved 10.6% to a record $30.1 million, or 90 cents per diluted share, from $27.3 million, or 82 cents per diluted share, in 2012. For the fourth quarter of 2013, net income decreased to $7.3 million, or 22 cents per diluted share, from $7.7 million, or 23 cents per diluted share, in the fourth quarter of 2012.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased slightly to $166.2 million in the fourth quarter of 2013 from $166.4 million in the fourth quarter of 2012, and increased to $659.2 million in 2013 from $638.5 million in 2012. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 5.6% to $134.5 million in the 2013 quarter from $127.4 million in the 2012 quarter, and increased 7.8% to $524.8 million in 2013 from $486.7 million in 2012. Fuel surcharge revenue decreased to $31.7 million in the fourth quarter of 2013 from $32.2 million in the 2012 quarter, and increased to $127.7 million in 2013 from $121.1 million in 2012. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the fourth quarter of 2013 compared with $6.7 million in the 2012 quarter. MWL revenue included in 2013 decreased by $24.0 million from 2012 with the deconsolidation.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, was 90.6% in the fourth quarter of 2013, compared to the 90.2% ratio achieved in the fourth quarter of 2012. The ratio improved to 90.2% in 2013 from 91.1% in 2012. The ratio in 2013 was the Company's best since 2005 and the fourth consecutive year with improved results.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are pleased to announce our highest net income for any year in our history. These results were earned in a challenging rate environment with significant industry headwinds including higher equipment and maintenance costs, pay inflation to drivers within a contracting driver market and revised hours of service regulations. We continued to grow our business with our total truckload, intermodal and broker loads up 7.5% in the fourth quarter of 2013 and up 10.2% in 2013 over the prior year's periods – and expect continued growth in 2014, principally with our dedicated truckload, intermodal and Mexico operations. We also continue to drive improvements in revenue per tractor, which increased 3.9% in the fourth quarter of 2013 and 3.8% in 2013 over the prior year's periods. We believe that we are better positioned than ever for future performance growth with our diverse service infrastructure and the dedicated people who have built it with their smart, hard work.

"We are also pleased to have received a 2013 SmartWay Excellence Award from the U.S. Environmental Protection Agency. The Excellence Award is reserved for the top one percent of SmartWay Partners and recognizes industry leadership in freight supply chain environmental performance and energy efficiency."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport's results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. Accordingly, effective as of that date, Marten was no longer the primary beneficiary, deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2013	2012
(In thousands, except share information)

ASSETS
Current assets:
Cash and cash equivalents	$13,650	$3,473
Receivables:
Trade, net	70,869	66,239
Other	4,142	7,177
Prepaid expenses and other	15,274	15,490
Deferred income taxes	3,415	3,155
Total current assets	107,350	95,534
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	579,925	551,136
Accumulated depreciation	(164,916)	(156,660)
Net property and equipment	415,009	394,476
Other assets	3,443	613
TOTAL ASSETS	$525,802	$490,623

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,624	$33,062
Insurance and claims accruals	14,404	13,838
Total current liabilities	53,028	46,900
Long-term debt, less current maturities	--	2,726
Deferred income taxes	113,637	109,074
Total liabilities	166,665	158,700

Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,301,048 shares at December 31, 2013, and 33,164,428 shares at December 31, 2012, issued and outstanding	333	332
Additional paid-in capital	85,077	82,679
Retained earnings	273,727	246,349
Total Marten Transport, Ltd. stockholders' equity	359,137	329,360
Noncontrolling interest	--	2,563
Total stockholders' equity	359,137	331,923
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$525,802	$490,623

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2013	2012	2013	2012

OPERATING REVENUE	$166,224	$166,412	$659,214	$638,456

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	43,534	43,221	171,314	163,242
Purchased transportation	30,987	32,248	123,436	124,269
Fuel and fuel taxes	39,804	41,937	163,270	163,596
Supplies and maintenance	10,755	9,961	40,582	39,919
Depreciation	16,321	15,790	64,476	60,904
Operating taxes and licenses	1,704	1,848	7,110	6,741
Insurance and claims	6,321	4,902	23,681	20,718
Communications and utilities	1,362	1,302	5,212	4,939
Gain on disposition of revenue equipment	(848)	(1,249)	(5,972)	(5,302)
Other	3,601	3,241	14,110	13,577

Total operating expenses	153,541	153,201	607,219	592,603

OPERATING INCOME	12,683	13,211	51,995	45,853

OTHER	(94)	(8)	(392)	(48)

INCOME BEFORE INCOME TAXES	12,777	13,219	52,387	45,901
Less: Income before income taxes attributable to noncontrolling interest	--	30	84	497

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	12,777	13,189	52,303	45,404

PROVISION FOR INCOME TAXES	5,476	5,470	22,156	18,137

NET INCOME	$7,301	$7,719	$30,147	$27,267

BASIC EARNINGS PER COMMON SHARE	$0.22	$0.23	$0.91	$0.82

DILUTED EARNINGS PER COMMON SHARE	$0.22	$0.23	$0.90	$0.82

DIVIDENDS PAID PER COMMON SHARE	$0.025	$0.517	$0.083	$0.563

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months		Dollar Change Three Months	Percentage Change Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$102,218	$98,099	$4,119	4.2%
Truckload fuel surcharge revenue	26,195	27,635	(1,440)	(5.2)
Total Truckload revenue	128,413	125,734	2,679	2.1

Logistics revenue, net of intermodal fuel surcharge revenue	32,308	36,071	(3,763)	(10.4)
Intermodal fuel surcharge revenue	5,503	4,607	896	19.4
Total Logistics revenue	37,811	40,678	(2,867)	(7.0)

Total operating revenue	$166,224	$166,412	$(188)	(0.1)%

Operating income:
Truckload	$11,222	$10,766	$456	4.2%
Logistics	1,461	2,445	(984)	(40.2)
Total operating income	$12,683	$13,211	$(528)	(4.0)%

Operating ratio:
Truckload	91.3%	91.4%
Logistics	96.1	94.0
Consolidated operating ratio	92.4%	92.1%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$400,324	$378,383	$21,941	5.8%
Truckload fuel surcharge revenue	106,955	104,940	2,015	1.9
Total Truckload revenue	507,279	483,323	23,956	5.0

Logistics revenue, net of intermodal fuel surcharge revenue	131,186	138,960	(7,774)	(5.6)
Intermodal fuel surcharge revenue	20,749	16,173	4,576	28.3
Total Logistics revenue	151,935	155,133	(3,198)	(2.1)

Total operating revenue	$659,214	$638,456	$20,758	3.3%

Operating income:
Truckload	$44,865	$36,805	$8,060	21.9%
Logistics	7,130	9,048	(1,918)	(21.2)
Total operating income	$51,995	$45,853	$6,142	13.4%

Operating ratio:
Truckload	91.2%	92.4%
Logistics	95.3	94.2
Consolidated operating ratio	92.1%	92.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Truckload Segment:
Total Truckload revenue (in thousands)	$128,413	$125,734	$507,279	$483,323
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,522	$3,389	$3,465	$3,339
Average tractors(1)	2,209	2,202	2,216	2,167
Average miles per trip	596	623	603	624
Non-revenue miles percentage(2)	9.4%	11.4%	10.3%	11.3%
Total miles – company-employed drivers (in thousands)	55,982	56,042	225,194	215,742
Total miles – independent contractors (in thousands)	1,315	897	4,974	4,583

Logistics Segment:
Total Logistics revenue (in thousands)	$37,811	$40,678	$151,935	$155,133
Brokerage:
Marten Transport
Revenue (in thousands)	$12,850	$13,421	$52,746	$53,161
Loads	8,673	8,403	35,140	32,533
MWL
Revenue (in thousands)	$--	$6,742	$6,676	$30,648
Loads	--	3,641	3,758	16,120
Intermodal:
Revenue (in thousands)	$24,961	$20,515	$92,513	$71,324
Loads	10,973	7,961	38,316	27,488
Average tractors	89	73	83	63

At December 31, 2013 and December 31, 2012:
Total tractors(1)	2,255	2,252
Average age of company tractors (in years)	1.9	2.0
Total trailers	4,105	4,170
Average age of company trailers (in years)	2.4	2.2
Ratio of trailers to tractors(1)	1.8	1.9

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2013	2012	2013	2012

Net cash provided by operating activities	$23,338	$22,750	$89,187	$85,539
Net cash used for investing activities	9,994	10,509	74,722	88,115

Weighted average shares outstanding:
Basic	33,265	33,125	33,221	33,095
Diluted	33,525	33,235	33,429	33,225

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 49 and 36 tractors as of December 31, 2013, and 2012, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

CONTACT: Tim Kohl, President,

                      and Jim Hinnendael, Chief Financial Officer,

                      of Marten Transport, Ltd., 715-926-4216